Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES THIRD QUARTER 2024 RESULTS

•Net income $33 million for third quarter 2024, compared to net income of $29 million in prior quarter, and net income of $17 million for third quarter 2023
•Net income of $90 million or adjusted net income (non-GAAP) of $87 million for the first nine months of 2024, compared to net income of $31 million or adjusted net income (non-GAAP) of $73 million for the first nine months of 2023
•Tangible common equity to tangible assets increased 64 bps to 9.21% at quarter end due to strong core earnings and a significant reduction in unrealized losses in the securities portfolio from lower expected interest rates
•Asset quality remains solid, as nonperforming assets declined to 31 bps – the lowest level in more than three years; annualized net charge-offs remain negligible at 2 bps of loans

Green Bay, Wisconsin, October 15, 2024 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced third quarter 2024 net income of $33 million and earnings per diluted common share of $2.10, compared to net income of $29 million and earnings per diluted common share of $1.92 for second quarter 2024, and net income of $17 million and earnings per diluted common share of $1.14 for third quarter 2023. Net income for the nine months ended September 30, 2024 was $90 million and earnings per diluted common share of $5.84, compared to net income of $31 million and earnings per diluted common share of $2.05 for the nine months ended September 30, 2023.

Net income reflected certain non-core items and the related tax effect of each, including the first quarter 2023 balance sheet repositioning and third quarter 2023 change in Wisconsin state tax law (as detailed in the Reconciliation of Non-GAAP Financial Measures table below), as well as gains / (losses) on other assets and investments in all periods. For the nine months ended September 30, 2024, these non-core items positively impacted earnings per diluted common share $0.19, and negatively impacted earnings per diluted common share $2.82 for the nine months ended September 30, 2023.

“The third quarter produced strong results across all revenue lines, and demonstrated what happens when almost 1,000 people show up every day to make a difference,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “Financial results were impressive with quarterly return on average assets of 1.50% and return on average tangible common equity of 17.77%. We saw growth in loans and core deposits. Revenue was up across wealth, mortgage, and all other fee income areas. And our net interest margin continued its upward trajectory as we were able to keep deposit and funding costs relatively stable during the quarter.”

“Furthermore, our credit quality remains exceptional as nonperforming assets fell to their lowest level in years. This not only speaks to the team’s ability to execute within Nicolet’s consistent credit culture, but also to the strength and resilience of our commercial customer base across the Upper Midwest. Despite facing higher interest rates, rising input costs due to inflation, and the challenges of finding qualified workers, our customers have shown their ability to adapt in this economy. Nicolet’s message of shared success is resonating within our walls and in the communities we serve,” Daniels continued.

Balance Sheet Review
At September 30, 2024, period end assets were $8.6 billion, an increase of $80 million (1%) from June 30, 2024, mostly from loan growth and improvements in the fair value of the available for sale securities portfolio. Total loans increased $28 million from June 30, 2024, while the securities portfolio increased $26 million from June 30, 2024, mostly due to the positive fair value movements. Total deposits of $7.3 billion at September 30, 2024, increased $19 million from June 30, 2024, the net of a $75 million increase in noninterest-bearing demand and a $56 million decrease in interest-bearing deposits. Total capital was $1.1 billion at September 30, 2024, an increase of $58 million over June 30, 2024, with solid earnings and improvements in the securities portfolio valuation partly offset by the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $26 million and represented 0.31% of total assets at September 30, 2024, compared to $29 million or 0.34% of total assets at June 30, 2024, and $32 million or 0.37% of total assets at September 30, 2023. The allowance for credit losses-loans was $66 million and represented 1.00% of total loans at September 30, 2024, compared to $65 million (or 1.00% of total loans) at June 30, 2024, and $63 million (or 1.01% of total loans) at September 30, 2023. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $33 million for third quarter 2024, compared to net income of $29 million for second quarter 2024.

Net interest income was $68 million for third quarter 2024, up $3 million from second quarter 2024. Interest income increased $4 million mostly due to the repricing of new and renewed loans in a higher interest rate environment, as well as solid loan growth, while interest expense increased $1 million due to both higher average balances and higher rates. The net interest margin for third quarter 2024 was 3.44%, up 9 bps from 3.35% for second quarter 2024. The yield on interest-earning assets increased 7 bps (to 5.68%) mostly due to higher average rates from the repricing of the loan portfolio, while the cost of funds increased 2 bps (to 3.11%) for third quarter 2024.

Noninterest income of $22 million for third quarter 2024 increased $3 million over second quarter 2024, with increases in most noninterest income categories. Wealth income increased $0.4 million on growth in assets under management (due to both net new accounts and positive fair value changes), while net mortgage income grew $0.2 million mostly from higher gains on sale. Net asset gains and deferred compensation plan asset market valuations during third quarter 2024 were attributable to positive movements in the market.

Noninterest expense of $49 million for third quarter 2024 increased $2 million over second quarter 2024. Personnel expense increased $3 million over second quarter 2024, including higher incentives commensurate with solid earnings, higher salaries, and the offsetting market value change in the deferred compensation plan liabilities. Non-personnel expenses combined decreased $0.4 million from second quarter 2024 on lower marketing (due to timing of marketing campaigns) and lower other noninterest expense (due to the board equity retainer granted in second quarter), partly offset by higher data processing.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations and financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Assets
Cash and due from banks	$124,076	$109,674	$81,677	$129,898	$109,414
Interest-earning deposits	303,908	298,856	345,747	361,533	436,466
Cash and cash equivalents	427,984	408,530	427,424	491,431	545,880
Certificates of deposit in other banks	3,189	3,924	5,639	6,374	7,598
Securities available for sale, at fair value	825,907	799,937	803,963	802,573	793,826
Other investments	60,443	60,796	60,464	57,560	58,367
Loans held for sale	11,121	9,450	5,022	4,160	6,500
Loans	6,556,840	6,529,134	6,397,617	6,353,942	6,239,257
Allowance for credit losses - loans	(65,785)	(65,414)	(64,347)	(63,610)	(63,160)
Loans, net	6,491,055	6,463,720	6,333,270	6,290,332	6,176,097
Premises and equipment, net	123,585	120,988	119,962	118,756	117,744
Bank owned life insurance (“BOLI”)	185,011	171,972	170,746	169,392	168,223
Goodwill and other intangibles, net	389,727	391,421	393,183	394,366	396,208
Accrued interest receivable and other assets	119,096	126,279	126,989	133,734	145,719
Total assets	$8,637,118	$8,557,017	$8,446,662	$8,468,678	$8,416,162

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,839,617	$1,764,806	$1,665,229	$1,958,709	$2,020,074
Interest-bearing deposits	5,420,380	5,476,272	5,500,503	5,239,091	5,162,314
Total deposits	7,259,997	7,241,078	7,165,732	7,197,800	7,182,388
Short-term borrowings	—	—	—	—	—
Long-term borrowings	161,210	162,433	162,257	166,930	197,754
Accrued interest payable and other liabilities	66,584	62,093	55,018	64,941	61,559
Total liabilities	7,487,791	7,465,604	7,383,007	7,429,671	7,441,701
Stockholders' Equity:
Common stock	151	150	149	149	147
Additional paid-in capital	647,934	639,159	636,621	633,770	626,348
Retained earnings	535,638	507,366	482,295	458,261	431,317
Accumulated other comprehensive income (loss)	(34,396)	(55,262)	(55,410)	(53,173)	(83,351)
Total stockholders' equity	1,149,327	1,091,413	1,063,655	1,039,007	974,461
Total liabilities and stockholders' equity	$8,637,118	$8,557,017	$8,446,662	$8,468,678	$8,416,162

Common shares outstanding	15,104,381	14,945,598	14,930,549	14,894,209	14,757,565

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Interest income:
Loans, including loan fees	$100,824	$97,975	$93,648	$90,265	$87,657	$292,447	$250,890
Taxable investment securities	5,211	5,056	4,557	4,737	4,351	14,824	13,445
Tax-exempt investment securities	1,095	1,152	1,238	1,394	1,424	3,485	4,637
Other interest income	5,492	4,695	4,588	7,149	6,452	14,775	10,345
Total interest income	112,622	108,878	104,031	103,545	99,884	325,531	279,317
Interest expense:
Deposits	42,060	41,386	38,990	36,583	34,964	122,436	89,241
Short-term borrowings	2	—	—	—	474	2	4,794
Long-term borrowings	2,194	2,150	2,234	2,680	2,972	6,578	8,048
Total interest expense	44,256	43,536	41,224	39,263	38,410	129,016	102,083
Net interest income	68,366	65,342	62,807	64,282	61,474	196,515	177,234
Provision for credit losses	750	1,350	750	1,000	450	2,850	3,990
Net interest income after provision for credit losses	67,616	63,992	62,057	63,282	61,024	193,665	173,244
Noninterest income:
Wealth management fee income	7,085	6,674	6,485	6,308	6,057	20,244	17,439
Mortgage income, net	2,853	2,634	1,364	1,856	2,020	6,851	5,308
Service charges on deposit accounts	1,913	1,813	1,581	1,475	1,492	5,307	4,501
Card interchange income	3,564	3,458	3,098	3,306	3,321	10,120	9,685
BOLI income	1,455	1,225	1,347	1,161	1,090	4,027	3,363
Asset gains (losses), net	1,177	616	1,909	5,947	31	3,702	(38,755)
Deferred compensation plan asset market valuations	1,162	169	59	949	(457)	1,390	988
LSR income, net	1,090	1,117	1,134	1,027	1,108	3,341	3,398
Other noninterest income	2,079	1,903	2,445	2,405	1,879	6,427	5,611
Total noninterest income	22,378	19,609	19,422	24,434	16,541	61,409	11,538
Noninterest expense:
Personnel expense	28,937	26,285	26,510	26,937	23,944	81,732	72,172
Occupancy, equipment and office	8,826	8,681	8,944	9,567	9,027	26,451	26,655
Business development and marketing	1,823	2,040	2,142	1,854	1,869	6,005	5,936
Data processing	4,535	4,281	4,270	7,043	4,643	13,086	12,849
Intangibles amortization	1,694	1,762	1,833	1,842	1,986	5,289	6,230
FDIC assessments	990	990	1,033	950	1,500	3,013	3,049
Merger-related expense	—	—	—	—	—	—	189
Other noninterest expense	2,343	2,814	2,415	2,103	2,769	7,572	8,490
Total noninterest expense	49,148	46,853	47,147	50,296	45,738	143,148	135,570
Income before income tax expense	40,846	36,748	34,332	37,420	31,827	111,926	49,212
Income tax expense	8,330	7,475	6,542	6,759	14,669	22,347	18,357
Net income	$32,516	$29,273	$27,790	$30,661	$17,158	$89,579	$30,855
Earnings per common share:
Basic	$2.16	$1.96	$1.86	$2.07	$1.16	$5.99	$2.10
Diluted	$2.10	$1.92	$1.82	$2.02	$1.14	$5.84	$2.05
Common shares outstanding:
Basic weighted average	15,052	14,937	14,907	14,823	14,740	14,966	14,716
Diluted weighted average	15,479	15,276	15,249	15,142	15,100	15,330	15,044

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except share & per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Selected Average Balances:
Loans	$6,542,532	$6,496,732	$6,398,838	$6,263,971	$6,230,336	$6,479,598	$6,223,396
Investment securities	873,212	881,190	884,775	897,437	962,607	879,701	1,177,762
Interest-earning assets	7,824,773	7,733,097	7,629,120	7,683,495	7,676,895	7,729,346	7,667,911
Cash and cash equivalents	431,632	374,176	364,375	558,473	513,250	390,213	283,032
Goodwill and other intangibles, net	390,453	392,171	393,961	395,158	397,052	392,189	399,100
Total assets	8,596,812	8,481,186	8,380,595	8,415,169	8,417,456	8,486,602	8,404,999
Deposits	7,247,321	7,183,777	7,112,971	7,189,650	7,156,577	7,181,597	7,052,978
Interest-bearing liabilities	5,653,259	5,658,642	5,509,882	5,358,445	5,385,292	5,607,430	5,329,540
Stockholders’ equity (common)	1,118,242	1,070,379	1,048,596	996,745	983,133	1,079,215	973,509
Selected Ratios: (1)
Book value per common share	$76.09	$73.03	$71.24	$69.76	$66.03	$76.09	$66.03
Tangible book value per common share (2)	$50.29	$46.84	$44.91	$43.28	$39.18	$50.29	$39.18
Return on average assets	1.50%	1.39%	1.33%	1.45%	0.81%	1.41%	0.49%
Return on average common equity	11.57	11.00	10.66	12.20	6.92	11.09	4.24
Return on average tangible common equity (2)	17.77	17.36	17.07	20.22	11.62	17.42	7.18
Average equity to average assets	13.01	12.62	12.51	11.84	11.68	12.72	11.58
Stockholders’ equity to assets	13.31	12.75	12.59	12.27	11.58	13.31	11.58
Tangible common equity to tangible assets (2)	9.21	8.57	8.33	7.98	7.21	9.21	7.21
Net interest margin	3.44	3.35	3.26	3.30	3.16	3.35	3.07
Efficiency ratio	54.57	55.24	58.34	60.41	58.27	55.98	59.16
Effective tax rate	20.39	20.34	19.06	18.06	46.09	19.97	37.30
Selected Asset Quality Information:
Nonaccrual loans	$25,565	$27,838	$26,677	$26,625	$29,507	$25,565	$29,507
Other real estate owned	859	1,147	1,245	1,267	2,031	859	2,031
Nonperforming assets	$26,424	$28,985	$27,922	$27,892	$31,538	$26,424	$31,538
Net loan charge-offs (recoveries)	$379	$283	$13	$550	$101	$675	$319
Allowance for credit losses-loans to loans	1.00%	1.00%	1.01%	1.00%	1.01%	1.00%	1.01%
Net charge-offs to average loans (1)	0.02	0.02	0.00	0.03	0.01	0.01	0.01
Nonperforming loans to total loans	0.39	0.43	0.42	0.42	0.47	0.39	0.47
Nonperforming assets to total assets	0.31	0.34	0.33	0.33	0.37	0.31	0.37
Stock Repurchase Information:
Common stock repurchased ($) (3)	$—	$—	$—	$—	$—	$—	$1,519
Common stock repurchased (shares) (3)	—	—	—	—	—	—	26,853
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Period End Loan Composition
Commercial & industrial	$1,351,516	$1,358,152	$1,307,490	$1,284,009	$1,237,789
Owner-occupied commercial real estate (“CRE”)	920,533	941,137	955,786	956,594	971,397
Agricultural	1,261,152	1,224,885	1,190,371	1,161,531	1,108,261
Commercial	3,533,201	3,524,174	3,453,647	3,402,134	3,317,447
CRE investment	1,226,982	1,198,020	1,188,722	1,142,251	1,130,938
Construction & land development	231,694	247,565	241,730	310,110	326,747
Commercial real estate	1,458,676	1,445,585	1,430,452	1,452,361	1,457,685
Commercial-based loans	4,991,877	4,969,759	4,884,099	4,854,495	4,775,132
Residential construction	85,811	90,904	84,370	75,726	76,289
Residential first mortgage	1,194,574	1,190,790	1,167,069	1,167,109	1,136,748
Residential junior mortgage	223,456	218,512	206,434	200,884	195,432
Residential real estate	1,503,841	1,500,206	1,457,873	1,443,719	1,408,469
Retail & other	61,122	59,169	55,645	55,728	55,656
Retail-based loans	1,564,963	1,559,375	1,513,518	1,499,447	1,464,125
Total loans	$6,556,840	$6,529,134	$6,397,617	$6,353,942	$6,239,257

Period End Deposit Composition
Noninterest-bearing demand	$1,839,617	$1,764,806	$1,665,229	$1,958,709	$2,020,074
Interest-bearing demand	1,035,593	1,093,621	1,121,030	1,055,520	955,746
Money market	1,928,977	1,963,559	2,027,559	1,891,287	1,933,227
Savings	763,024	762,529	765,084	768,401	789,045
Time	1,692,786	1,656,563	1,586,830	1,523,883	1,484,296
Total deposits	$7,259,997	$7,241,078	$7,165,732	$7,197,800	$7,182,388
Brokered transaction accounts	$159,547	$250,109	$265,818	$166,861	$146,517
Brokered time deposits	549,907	557,657	517,190	448,582	457,433
Total brokered deposits	$709,454	$807,766	$783,008	$615,443	$603,950
Customer transaction accounts	$5,407,664	$5,334,406	$5,313,085	$5,507,056	$5,551,575
Customer time deposits	1,142,879	1,098,906	1,069,639	1,075,301	1,026,863
Total customer deposits (core)	$6,550,543	$6,433,312	$6,382,724	$6,582,357	$6,578,438

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,542,532	$100,962	6.06%	$6,496,732	$98,086	5.99%	$6,230,336	$87,701	5.54%
Investment securities (2)	873,212	6,666	3.05%	881,190	6,579	2.99%	962,607	6,235	2.59%
Other interest-earning assets	409,029	5,492	5.27%	355,175	4,695	5.24%	483,952	6,452	5.23%
Total interest-earning assets	7,824,773	$113,120	5.68%	7,733,097	$109,360	5.61%	7,676,895	$100,388	5.15%
Other assets, net	772,039			748,089			740,561
Total assets	$8,596,812			$8,481,186			$8,417,456
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,723,464	$32,952	2.78%	$4,665,195	$31,713	2.73%	$4,491,858	$27,628	2.44%
Brokered deposits	768,058	9,108	4.72%	831,100	9,673	4.68%	651,745	7,336	4.47%
Total interest-bearing deposits	5,491,522	42,060	3.05%	5,496,295	41,386	3.03%	5,143,603	34,964	2.70%
Wholesale funding	161,737	2,196	5.31%	162,347	2,150	5.24%	241,689	3,446	5.58%
Total interest-bearing liabilities	5,653,259	$44,256	3.11%	5,658,642	$43,536	3.09%	5,385,292	$38,410	2.83%
Noninterest-bearing demand deposits	1,755,799			1,687,482			2,012,974
Other liabilities	69,512			64,683			36,057
Stockholders' equity	1,118,242			1,070,379			983,133
Total liabilities and stockholders' equity	$8,596,812			$8,481,186			$8,417,456
Net interest income and rate spread		$68,864	2.57%		$65,824	2.52%		$61,978	2.32%
Net interest margin			3.44%			3.35%			3.16%
Loan purchase accounting accretion (3)		$1,527	0.09%		$1,527	0.08%		$1,637	0.10%
Loan nonaccrual interest (4)		$(48)	0.00%		$329	0.02%		$(257)	(0.02)%

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,479,598	$292,792	5.95%	$6,223,396	$251,019	5.33%
Investment securities (2)	879,701	19,442	2.95%	1,177,762	19,575	2.22%
Other interest-earning assets	370,047	14,775	5.26%	266,753	10,345	5.13%
Total interest-earning assets	7,729,346	$327,009	5.58%	7,667,911	$280,939	4.85%
Other assets, net	757,256			737,088
Total assets	$8,486,602			$8,404,999
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,684,586	$95,921	2.74%	$4,365,843	$69,943	2.14%
Brokered deposits	759,791	26,515	4.66%	619,870	19,298	4.16%
Total interest-bearing deposits	5,444,377	122,436	3.00%	4,985,713	89,241	2.39%
Wholesale funding	163,053	6,580	5.30%	343,827	12,842	4.93%
Total interest-bearing liabilities	5,607,430	$129,016	3.07%	5,329,540	$102,083	2.56%
Noninterest-bearing demand deposits	1,737,220			2,067,265
Other liabilities	62,737			34,685
Stockholders' equity	1,079,215			973,509
Total liabilities and stockholders' equity	$8,486,602			$8,404,999
Net interest income and rate spread		$197,993	2.51%		$178,856	2.29%
Net interest margin			3.35%			3.07%
Loan purchase accounting accretion (3)		$4,582	0.09%		$4,908	0.10%
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans interest above, and the related impact to net interest margin.
(4) Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Adjusted net income reconciliation: (1)
Net income (GAAP)	$32,516	$29,273	$27,790	$30,661	$17,158	$89,579	$30,855
Adjustments:
Provision expense (2)	—	—	—	—	—	—	2,340
Assets (gains) losses, net (3)	(1,177)	(616)	(1,909)	(5,947)	(31)	(3,702)	38,755
Merger-related expense	—	—	—	—	—	—	189
Contract termination charge	—	—	—	2,689	—	—	—
Adjustments subtotal	(1,177)	(616)	(1,909)	(3,258)	(31)	(3,702)	41,284
Tax on Adjustments (4)	(230)	(120)	(372)	(635)	(6)	(722)	8,050
Tax - Wisconsin Tax Law Change (4)	—	—	—	—	6,151	—	9,118
Adjusted net income (Non-GAAP)	$31,569	$28,777	$26,253	$28,038	$23,284	$86,599	$73,207
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.10	$1.92	$1.82	$2.02	$1.14	$5.84	$2.05
Adjusted Diluted earnings per common share (Non-GAAP)	$2.04	$1.88	$1.72	$1.85	$1.54	$5.65	$4.87
Tangible assets: (5)
Total assets	$8,637,118	$8,557,017	$8,446,662	$8,468,678	$8,416,162
Goodwill and other intangibles, net	389,727	391,421	393,183	394,366	396,208
Tangible assets	$8,247,391	$8,165,596	$8,053,479	$8,074,312	$8,019,954
Tangible common equity: (5)
Stockholders’ equity (common)	$1,149,327	$1,091,413	$1,063,655	$1,039,007	$974,461
Goodwill and other intangibles, net	389,727	391,421	393,183	394,366	396,208
Tangible common equity	$759,600	$699,992	$670,472	$644,641	$578,253
Tangible average common equity: (5)
Average stockholders’ equity (common)	$1,118,242	$1,070,379	$1,048,596	$996,745	$983,133	$1,079,215	$973,509
Average goodwill and other intangibles, net	390,453	392,171	393,961	395,158	397,052	392,189	399,100
Average tangible common equity	$727,789	$678,208	$654,635	$601,587	$586,081	$687,026	$574,409
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on a bank subordinated debt investment.
(3)Includes the gains / (losses) on other assets and investments, as well as the impact of the March 2023 balance sheet repositioning which included the sale of $500 million (par value) U.S. Treasury held to maturity securities for a pre-tax loss of $38 million or an after-tax loss of $28 million, with the net proceeds used to reduce FHLB borrowings and the remainder held in investable cash.
(4)In July 2023, a new Wisconsin tax law change was signed which provided financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on specific loans to existing Wisconsin-based business or agriculture purpose loans. The effective tax rate for periods prior to the July 1, 2023, effective date of this tax law change assumed an effective tax rate of 25%, and periods subsequent to the effective date assumed an effective tax rate of 19.5%. The adjusted net income reconciliation for first and second quarter 2023 is as originally reported, and has not been restated to reflect the $3 million excess tax expense of those quarters that was subsequently reversed in third quarter 2023 due to the Wisconsin tax law change. Thus, the adjusted net income reconciliation for the quarters of 2023 will not sum to the full year impact.
(5)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.